Exhibit 99.2
Final Transcript
Conference Call Transcript
PFCB — Q1 2010 P.F. Chang’s China Bistro, Inc. Earnings Conference Call
Event Date/Time: Apr 28, 2010 / 05:00 PM GMT
CORPORATE PARTICIPANTS

Bert Vivian	P.F. Chang’s China Bistro, Inc. — Co-CEO
Rick Federico	P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Mark Mumford	P.F. Chang’s China Bistro, Inc. — CFO
CONFERENCE CALL PARTICIPANTS

Destin Tompkins	Morgan Keegan & Co., Inc. — Analyst
David Tarantino	Robert W. Baird & Company, Inc. — Analyst
Nicole Miller	Piper Jaffray — Analyst
Sharon Zackfia	William Blair & Company — Analyst
Brad Ludington	KeyBanc Capital — Analyst
Matt DiFrisco	Oppenheimer & Co. — Analyst
Tom Forte	Telsey Advisory Group — Analyst
Brian Elliot	Raymond James — Analyst
Jeff Farmer	Jefferies & Company, Inc. — Analyst
Larry Miller	RBC Capital Markets — Analyst
Amol Desai	Johnson Rice & Company — Analyst
Keith Siegner	Credit Suisse — Analyst
Greg Rudy	Stephens Inc. — Analyst
John Glass	Morgan Stanley — Analyst
Howard Penney	Hedgeye Risk Management — Analyst
Greg Schroeder	Wisco Research — Analyst
Mitch Speiser	Buckingham Research — Analyst
John Ivankoe	JPMorgan — Analyst
Joe Buckley	BofA Merrill Lynch — Analyst
PRESENTATION

Operator
Good afternoon and welcome to P.F. Chang’s China Bistro first quarter 2010 earnings release conference call. Your lines have been placed on listen only until the question answer session of the conference. (Operator Instructions). Today’s call is being recorded. If you have any objections, you may disconnect at this time.
And I will like to go ahead and turn the call over to Mr. Bert Vivian, Co-Chief Executive Officer. Please go ahead, sir.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Thank you so much. Good morning, everyone. Thank you for joining us today. Rick Federico, our Chairman and Co-CEO, and Mark Mumford, our Chief Financial Officer, are with me today and will be available in just a few minutes for your questions.
A number of our comments today will be forward-looking in nature and as such will include risks and uncertainties. We recommend that all investors thoroughly review our quarterly and annual filings with the SEC before taking a financial position in our Company. We intend on filing our 10-Q later today.
Before commenting on the first quarter, please note that our thoughts for the year have not changed. We continue to believe that earnings per share for the year will be in the $2 range. Clearly, with only $0.38 in our pocket so far, we have some work to do, but the task at hand is not too different than we anticipated. Our biggest goal for the quarter was to try and generate positive traffic at the Bistro. We accomplished that goal. Our happy hour promotion gained traction throughout the quarter and continues to exhibit positive trends. The flip side to the positive traffic trends is that discounts associated with happy hour, and to a lesser degree other incentive programs, cost us about 80 basis points in cost of sales, and 100 basis points in labor, versus the first quarter of last year. This prime cost pressure amounted to about $0.13 in the quarter.

The investment in the inefficiencies we experienced if the first quarter will diminish as we move forward. We have seen sequential improvement in our Bistros’ traffic trends for the past seven months. At this juncture, we are comfortable taking a modest price increase in support of our average check. In addition, we expect, on balance, less discount activity moving forward. Consequently, we anticipate garnering more revenue on a per transaction basis for the balance of the year at the Bistro.
Pei Wei put together another good quarter. Traffic was positive, restaurant margins expanded, and unit level returns on invested capital continue to make significant improvement. We introduced Carmel Chicken in the quarter, and it performed better than any other limited time offer to date. In short, we continue to be pleased with the progress that Pei Wei is making and we look forward to increasing its capital allocation next year.
I’ll finish up my comments with a few second quarter tidbits. Thus far in April, both concepts are experiencing roughly a 200-basis point improvement from their first quarter comp results. Early last week, Unilever began shipping P.F. Chang’s Home Menu to its customers. If you happen to find yourself in the frozen food section at Wal-Mart, please do us a favor and buy a bag or two. And finally on the development front, we’ll open two domestic and two international Bistros this quarter.
With that, Julie, I think we’ll open up the call for questions.
QUESTION AND ANSWER

Operator
Thank you we’ll now begin the question and answer session. (Operator Instructions). One moment please.
The first question comes from Destin Tompkins from Morgan Keegan. Your line is open.

Destin Tompkins — Morgan Keegan & Co., Inc. — Analyst
Thank you.
Bert you mentioned the 80 basis points of cost of sales and 100 basis point of labor impact from some of the initiatives. Can you break out what’s being — what’s affected by the happy hour initiative and what’s affected by the check average degradation or are they inter-related and as we go forward, how quickly do you some some of those pressures easy?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, most of that pressure, Dustin, comes from the happy hour promotion. There’s some other little discounting stuff going on, but, by and large, that’s all happy hour related. As we move forward, this, the happy hour promotion, it’s not necessarily new to the restaurant industry, but it’s new to us.
Although we tested it last year in the Pacific Northwest, we rolled it out to the system this year in January, and like any new program, you’re never as efficient as you’d like to be when you start. I think that’s certainly true for this program, particularly during the time frame that we’re talking about, which is 3:00 to 6:00, which is not necessarily the busiest time in our restaurants. I think our operators did the right thing in a sense that if they’re going to error on the side of, if they’re going to error when staffing for happy hour, I’d rather them hear error on the side of too much rather than too little. I think we saw a little bit that. Frankly, I think we spent a little bit more on labor than I anticipated, but again in the — certainly for the long-term benefit of the program and our Company, that was the right thing to do. My guess is as we move forward, into the second quarter, third quarter, fourth quarter, we’ll get better with managing our labor around the happy hour time frame.
The other thing probably to mention is that you don’t bring in somebody for three hours. So for, somebody who is working the happy hour program for us, you can’t just bring them them from from 3:00 to 6:00, you either bring them in a little before that or a little bit after. So there is some labor that’s added around happy hour that was primarily motivated by the happy hour piece, but again it bleeds on both sides, so we have some work to do in terms of managing labor, but we like our position right now with that.

Destin Tompkins — Morgan Keegan & Co., Inc. — Analyst
And do you have some of the units that maybe you put happy hour into first, where you’ve got some history to draw from that says you are getting that better efficiency?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes. In the test markets, we saw this same type of activity in the test markets late year in the Pacific Northwest and Arizona; every market is different. So everyone behaves a little bit differently.
When we look back at the Pacific Northwest and Arizona, we’re looking to that as a guideline as to what we think will happen with the rest of system and that’s what’s baked into our thoughts.

Destin Tompkins — Morgan Keegan & Co., Inc. — Analyst
Great. One question on Pei Wei, if I can.
I saw recently where you saw rolled out small plates menu. Can you give is some color on that? Have you tested that? What’s your expectations for the small plates? Is it just — do you think it could be a check average boost? Do you foresee it may be having a negative impact on the check?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Destin, this is Rick.
We actually had tested the idea that, the they’re called small plates, but basically what we did, the appetizer section of the Pei Wei menu was relatively robust and relatively large in terms of piece counts and most guests were ordering them more as an entree with a soft drink than they were as a compliment to a meal. What we tested was if we reduced the piece count and reduced the price, would increase the incidence of use and actually drive the check up a little ability.
The results from that Dallas were basically, in the short-term, there was a little bit of a trade, so there was a little bit of pressure on check, but as the guest, better understood the value that they could add to their experience by adding a single spring roll instead of having to order four or six, we started to see a more positive impact. We think that in the long run that it’s going to be good for the guest, and ultimately if it’s good for the guest, it’s going to be good for traffic.

Destin Tompkins — Morgan Keegan & Co., Inc. — Analyst
Great. Thank you, guys.

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
You bet.

Operator
Your next question comes from David Tarantino from Robert W. Baird. Your line is open.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Good afternoon.
A question, Bert, on the price increase at the Bistros that you’re planning. Could you give us some idea of what level of pricing you’re planning on taking and what is the timing of that price increase?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sure, David.
I think that the timing of it is going to be in the current quarter, for all of your all’s benefit, it’s probably, in the May, late May time frame, is when you’ll see it. We’re doing a number of different things depending on the various markets. In term of how much it’s going to be? It’s pretty modest. I would guess somewhere in the 1% to 2% range, when it all shakes out, is where we think it’s going to be.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
And if you combine that level of price increase with the reduced level of discounting, would you expect the average check to be up at the Bistro after May or is it going to be just less negative?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, our goal is is to provide a little support to the average check, and, again, you do that two ways, reduce the discounting or increase the price a little bit, and we’re going to do both. And I’m hopeful as we move through the year, we will see a continual move upward rather than downward when it comes to our average check. So that remains to be seen.
I think that, certainly, as we look at traffic trends and just anecdotally, if we look at what’s going on around us, the environment continues to get at the margin a little bit better. We think that again, with the sequential improvements we’ve seen at the Bistro, we’re accountable taking a little bit of price right here, and we’re hopeful that, again, with the efforts of a little bit of price a little less discounting that we’ll see our average check move up rather than down through the balance of the year. Now, whether or not it happens in May, who knows, but I think that overall, I think that’s our general thoughts and plan.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Okay. And very helpful, and then one follow-up question related to the happy hour promotion.
Could you give us some idea on the ROIC of that program? It seems to have been very effective at lifting traffic, but given the impact that it’s having on the cost of sales and potentially the labor, is that ROIC meeting your internal hurdles or would you expect it to, as it plays out over the next six to 12 months?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I, I think right now we’re, we’re pretty pleased with how happy hour are is working. In term of revenue generation, we’re clearly revenue positive. And even if you burden that with these costs, specific around the time frame, around happy hour, we’re still on the plus side of the ledger, so all of that’s good.
Our intent here, and, call it what you will, to a large degree, happy hour is marketing spend for us. We don’t call it that, but that’s how we look at it; and it’s really our attempt to bring people into our restaurants or perhaps reintroduce them to our restaurants with a great value. Hopefully that if once they come in once they’ll bring some friends in with them on a second visit and then they’ll begin to spill into day parts other than happy hour. That’s, that’s the strategy in a nutshell, and so far we think that’s gaining a little bit of traction and it’s been successful, so right now we’re happy with it.

We’re clearly — we knew we were going to invest some money into happy hour. Again, probably a little bit more than we anticipated, but that’s okay. I think that as we move forward to the balance of year, this will end up being a nice little promotion for us.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Great. That’s helpful, Bert. Thank you.

Operator
The next question comes from Nicole Miller from Piper Jaffray. Your line is open.

Nicole Miller — Piper Jaffray — Analyst
Good afternoon.
As it relates to Unilever, specifically, we know where to find the product. Can you tell about where they’re marketing, how they’re marketing and where they’re marketing the product initially.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Nicole, Unilever just commenced shipping last week. The extent of their marketing at this point has been around social media sites. I don’t anticipate that that’s going to change dramatically in the next, few weeks or so. I think they plan on doing a little bit of additional support, probably in the June time frame.

Nicole Miller — Piper Jaffray — Analyst
And then do you have any opportunities as it relates to catering or your to-go business?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I’m sorry. Do we have any opportunities with catering or to-go?

Nicole Miller — Piper Jaffray — Analyst
Catering or to-go? Yes.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Oh, absolutely.

Nicole Miller — Piper Jaffray — Analyst
Or take out, I guess.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Probably more on the take outside than necessarily in catering. One of the disadvantages we have from a food standpoint is that our product is served hot. So it’s a.) does not lend itself as well to catering, for example, as a Panera does. For example, we order a lot of Panera for meetings here at the office and they do a fabulous job, but from a food standpoint, because of the nature of the product that they’re serving us, it’s a little bit easier for them to execute that, and again, they do an absolutely great job with that. So I think for us, while there is some opportunity in catering, it’s probably more on the take-out side.

Nicole Miller — Piper Jaffray — Analyst
Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from the Sharon Zackfia from William Blair. Your line is open.

Sharon Zackfia — William Blair & Company — Analyst
Hi, how are you guys?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Hi, Sharon.

Sharon Zackfia — William Blair & Company — Analyst
Couple questions on happy hour, not to beat happy hour to death, but since I don’t have it here, I’m not happy about it in Chicago.
What percent of your sales now are coming through happy hour. As you looked at Arizona, which I think was the first market that got it, how long does it take margins to normalize in that market given the incremental investment?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sharon, it’s — happy hour is not going to be the big driver of our business. As you — certainly incrementally, it’s significant because again we’re not necessarily selling a lot of Chinese food between 3:00 and 6:00 or certainly between 3:00 and 5:00. So it’s not, in terms of revenue contributions, it’s not huge.
I’m sorry. What was the second part of your question?

Sharon Zackfia — William Blair & Company — Analyst
In Arizona, given the incremental investments in happy hour, how long did it take Arizona’s margins to normalize given the happy hour.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
In Arizona you’re probably looking at, I would say, in the three- to four-month, maybe five-month range before we finally got our arms completely around it.

Sharon Zackfia — William Blair & Company — Analyst
And then as you’re talking about price, you’re more comfortable at Bistro, is there thoughts about taking price away at Pei Wei, as well?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Sharon this is Rick.
We just rolled a new menu at Pei Wei, April 19th, and it had a very modest price increase, a little less than 1%.

Sharon Zackfia — William Blair & Company — Analyst
All right. Thanks so much.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes.

Operator
Next question comes from Brad Ludington with KeyBanc. Your line is open.

Brad Ludington — KeyBanc Capital — Analyst
Thank you.
I wanted to ask, looking at where you fill out on the margins de-leverage from happy hour in the first quarter and you’re EPS for the quarter, was that within internal expectations or was it a little more significant than you’d originally expected?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Brad, this is Bert.
I think I’ve mentioned a couple times that we, we invested a little bit more than I had anticipated, certainly. I guess the answer to that question is yes, a little bit more. But, again, if we were going to err, that’s the side that I’d prefer to err on.

Brad Ludington — KeyBanc Capital — Analyst
Okay.
And then, talking about the spill over to other day parts, have you started to see that in, in some markets and then, beyond that, do you expect that here in the second quarter — well I’d assume you do because you talked about getting a little less de-leverage that may be the scheduling of people during happy hour will be a little more refined and take some more of that labor out?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
That’s certainly our intent Brad. And yes, we’re seeing a little bit of traffic pick up, I think as we mentioned, in the April so far at the Bistro. We’re about 2% ahead of where our results finish for the first quarter.

Brad Ludington — KeyBanc Capital — Analyst
Okay. Thank you very much.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from Matt DiFrisco with Oppenheimer. Your line is open.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Thank you. Just to finish up on that question.
Bert, you answered that, you said 2% above where you finished up. Do you mean the complete quarter, the 2.7%, or do you mean the March number.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
The complete quarter, Matt.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay.
Just, there was — it looks like there was a quicker drop off in the average weekly sale at the Bistro than implied in the same store sale, almost 6%; it was down 5.8%. Can you just explain the differential between the same store sale and the average weekly sale, why there was such a large gap?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Yes, this is mark, Matt.
For comp purposes, the weeks are lined up against a comparable calendar week in previous year. So for comps the first week of fiscal 2010, was up against the second week of fiscal 2009. So what does that mean? It means that for Q1, comp purposes we are not up against New Year’s, and remember, we went up against New Year’s in Q4 of 2009 due to the fifty-third week calendar shift; however, the New Year’s impact would still be included in average weekly sales comparison because it’s simply a straight math calculation, which is why the average weekly sales decline was so much bigger than the change here in comps purposes.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay. So that goes away then ahead. It will be more like the historic relationship, give or take 0.5% to 1% difference like you’ve seen the last couple of quarters?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Yes, that’s probably what we’d expect.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay. Then can you tell us what the bar mix is also now at, or the alcohol mix, given the roll out of the happy hour?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
About 14%. I don’t think it’s changed a whole lot since last —

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
By total sales basis, in the 14% to 15% range, Matt, and again that includes take-out sales, and we, we can’t sell alcohol on a take-out basis, so if you pull that out, it’s probably increases into the,, 17% to 18% range.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Right. But he guess looking at incrementally, you haven’t seen then a shift or an increase of alcohol sales?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We have seen a slight pick up in alcohol sales, yes.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay. And then just my last question, I’m sorry , I think I heard Sharon say it’s not fully rolled out in Chicago. How much

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
It’s not rolled out in Chicago at all. They don’t allow such behavior.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay. So, it’s fully rolled out where it can be taken. There’s no incremental investment to come down the pipe?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
That’s correct.

Matt DiFrisco — Oppenheimer & Co. — Analyst
How many stores in this quarter officially got the roll out then?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I want to say we’re in about 100 and — this is rough, probably 160 to 170, maybe.

Matt DiFrisco — Oppenheimer & Co. — Analyst
And you only have the Arizona one’s coming into it prior?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Arizona — Arizona and the Pacific Northwest.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Yes. Great. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
160 to 170, in total. Not all of that came on in the first quarter.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Exactly. Great. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from Tom Forte with Telsey Advisory Group. Your line is open.

Tom Forte — Telsey Advisory Group — Analyst
Great. Thanks. Can you talk a little bit about your commodity cost basket for quarter and what your current outlook is for the rest of the year?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
For the quarter, compared to the prior Q1 from last year, Bistro cost of sales is up about 40 basis points, and Pei Wei was down ten basis points or so. The increase at the Bistro, we can attribute that to the roll out of happy hour, standardization of the bar prices, some product enhancement, as well as increases in our royalty program discount card usage. In fact, had it not been for those incremental discounts, the Bistro cost of sales probably would have been favorable, at 20, 30 basis points or so compared to the prior year.
As we look at the back half of the year, or the next three quarters, we expect to see some favorability from wok oil as we have — and some of the markets already burned through some of those expensive contract pricing and as we go through the year we’ll go through more of that and into more the favorable pricing and as you recall, for all of 2010, we’ve locked in all of our protein, we’ve also locked in rice and wok oil. We are currently running favorable on beef, rice and shrimp. Poultry is running about flat, produce service is a little bit in Q1 as we hit some act of God clauses and we also had a yield issue, primarily due to weather, and we’re getting fewer lettuce wrap cups, or heads of lettuce, than we had anticipated so produce hurt us a little bit.
As we look beyond 2010, we’ll being a little bit more aggressive early on in starting to lock in some of the pricing. About 80% of our chicken we’ve locked in through 2011. We’ve locked in our rice through September of 2011, and the majority of our seafood, we began locking in as well. We’re currently monitoring beef and pork. If the opportunity arises, we’ll certainly try to make advantage of that as well. And what that does for us, it starts to give us some more visibility into the operating environment and model that we anticipate seeing in 2011.

Tom Forte — Telsey Advisory Group — Analyst
Great. Thank you.

Operator
Next question comes from Brian Elliott with Raymond James. Your line is open.

Brian Elliot — Raymond James — Analyst
Thank you.
Bert, I called in about two minutes late and so I missed all of your prepared remarks, could you repeat them?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You didn’t miss anything, Brian.

Brian Elliot — Raymond James — Analyst
I did catch the 200 bips of sales improvement. My question, I guess one quickie, Mark, you just addressed. These 2011 contract extensions, are they at some level of inflation over the 2010 prices?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
They are levels that we’re confident with and comfortable with.

Brian Elliot — Raymond James — Analyst
That wasn’t my question.

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Yes. I’m not going to answer your question directly, but —

Brian Elliot — Raymond James — Analyst
Well let me put it this way. Obviously, particularly in proteins, but in some other things, we are seeing some measurable and meaningful increases in spot prices as demand is starting to normalize finally, and so the outlook for 2011 food inflation looks relatively difficult to those of us looking at those data points and charts. I’m just trying to get a little feel for what you’re actually seeing out there in the front lines.

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Right, and, we’ve got a great supply chain group, and they started working on this a few months ago, so some of these contracts that we’ve entered into, we’ve been into for a couple months. Actually before some of this run up that we’ve been seeing. Anytime that you lock in longer than your year, there’s going to be somewhat a premium for that, simply because you don’t know what the visibility to that is; so, it’s more than likely it’s going to be a little bit heavier than we’re seeing in 2010, but it’s certainly something that we’re very comfortable with, and that’s why we, we decided to lock that in.

Brian Elliot — Raymond James — Analyst
Okay. All right. Very helpful.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Hey, Brian.

Brian Elliot — Raymond James — Analyst
Yes.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
This is Bert. Let me just add a couple things to that.
I think you are directionally correct in your thought with respect to what’s going to happen in 2011. My guess is that if you threw all of our groceries into a basket, the cost of that basket is probably going to be a little bit higher in 2011 than in 2010. One of reasons that we’re looking at trying to secure some of these things, as Mark said, is try to mitigate some of that cost increase that we think may be coming, particularly on some items that have had a fair amount of volatility in the past.
I will also say, however, that we’ve been fairly successful with respect to some of these contracts, and they’re at rates that are below our historical norm. So, we’re just trying to be a little bit cautious, because we see some of the same things that you’re seeing, and we’re just trying to hedge the bet a little bit.

Brian Elliot — Raymond James — Analyst
All right. Well that’s very helpful.
Second question I have is — relates to the EPS guidance and the maintenance of it. As you look at your historical EPS, typically the third quarter is seasonally pretty soft in the first quarter, actually is seasonally pretty strong and given what we’ve seen here in Q1, the EPS guidance assumes some pretty significant changes in the year-to-year EPS and seasonal relationships.
I know you’re expecting some, some benefit from the roll out of the Unilever products, I wonder if you can just drill down a little further into the assumptions that are underlying that, particularly thinking about the third quarter?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I guess there was a question in there somewhere Brian.

Brian Elliot — Raymond James — Analyst
Well, yes, the question is that if we seasonally project even, assuming some improvement in business that you’ve mentioned you’re seeing — $2 is hard to see.
I know that from previous conversations that you’re expecting some improvement over and above normal seasonal patterns due to the marketing benefit of the Unilever roll out of the frozen product, I just wondered if you could give us a little more color on what assumptions you’re using underlying that $2 earnings assumptions and, in particular, it seems like it should benefit the third quarter?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, you’re absolutely correct. One of the pieces that you missed in my opening monologue was that, with only $0.38 in the first quarter, we have a fair amount of work to do in the back three quarters of the year. And you’re right, those three quarters are not created equal, and the third quarter, historically, has been a weaker quarter.
We do expect that the third quarter will be better than last year; as a matter of fact, all three quarters we expect to be better than last year. They will not be equal, so, once, again, I went through this die drop — in last call, don’t slice the quarter pie into three pieces. The third quarter will be the weakest of the three quarters. The other two quarters will do better than the third.
The underlying assumptions really haven’t changed, Brian. But getting to $2 as you mentioned, is probably just a little bit more difficult now than it was a few months ago. We still like that target. We still think that target is imminently doable. Do we have as much wiggle room around that target. Probably not, probably not. If anyone out there thinks we’re going to earn $2.10 or $2.20, I would probably strike those thoughts from your brain.

I think we believe that the environment’s going to marginally get better through the year. We’re seeing great momentum at both concepts right now in terms of traffic. We think that momentum will continue to build as we push forward. Pei Wei has a number of things from a menu standpoint that are going to hit through the balance of year that we’re pretty excited about, and we think will continue a good positive buzz around Pei Wei. The Bistro has a number of things that we’re working on right now that will begin surfacing probably mid-year or so in various tests that I think are pretty exciting, so there are a number of things out there that we’re not going to go into great detail on for a whole lot of reasons, including competitive reasons, but we think that the year is shaping up not too differently than we thought it was.
We did spend a little bit more from an investment standpoint on the happy hour promotion the first quarter. That’s okay. And we think that the year’s going to shape out, give or take, pretty much along the lines that we thought.

Brian Elliot — Raymond James — Analyst
All right. That’s helpful. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from Jeff Farmer with Jefferies & Company. Your line is open.

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Great. Thanks. Good afternoon.
Rick, I know you’re hesitant to look too far down the road as it relates to Pei Wei unit growth, but I guess as you travel the country looking at potential new sites and markets, what are you seeing, how encouraged are you, what if information if any can you share with us on that front?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
I think from a broad brush perspective we’re really encouraged about the opportunity to develop and actually accelerate Pei Wei. The plan is really pretty simple, to focus on A plus opportunities in markets where we’ve already been very successful. Some of our larger more developed markets still have some good virgin territory for the brand and that continued leverage in those markets can only be positive for us.
Beyond that, we have some, a couple of markets where we have begun to penetrate, but really have limited penetration in relationship to the opportunity. I would look at markets like Washington, DC and Philadelphia as two markets we’re beginning to get a presence, but some level of acceleration there; and then, I’ve spent quite a bit of time in both of those markets here over the last three, four, five months, and am encouraged by the quality of the opportunity there.
I think we’ve mentioned that we will take one new market where Pei Wei is not present and go in fairly aggressively over the next 18 to 24 months and that would be in the Chicago area. So we will have a plan and, what I would call more of a patient accelerated development plan for Pei Wei. It’s not timed to get all the way down to the floor with the accelerator, but pushing on the gas pedal right now seems appropriate.

Jeff Farmer — Jefferies & Company, Inc. — Analyst
And then you just talked on this, as a follow-up.
In terms of potential constraints in accelerating this, it sounds like real estate is not an issue, but again, looking at the balance sheet capital is not an issue. Is it people? what’s to prevent you? Obviously, you don’t want to be too foolish and go too fast, but what’s the concern?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
Yes, I think if you look in the rearview mirror and you say what were the opportunities that Pei Wei faced and what caused some of those opportunities, and one was a fairly rapid acceleration ahead of our ability to develop the people side.
I think you’ve heard me say, a year or two years ago that we had a very green management team we had very high turn over. The pace of growth, we had a, somewhat of a flawed real estate model. I think we’ve taken all of that learning now as we start to re-accelerate, again, I think it’s prudent for us to, as I mentioned, start to press on the accelerator, but if you hit the floor right now, you run the risk of re-creating some of the circumstance that put Pei Wei in a little bit of jeopardy as little as two years ago.

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Two quick questions for Bert he I apologized if I missed this, but, is, in fact, the happy hour menu is that permanent, has that already been determined?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Is it permanent?

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Yes, meaning is it going to disappear off the menu in three to six months?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I don’t think so, it’s —

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Okay.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I don’t think it’s going anywhere anytime soon. Now, permanent is a long time.

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Got it. And then just a final question in terms of, again, what you’re willing to share as it relates to the frozen Asian entree market.
Have you guys ever talked about how big that is and potentially — again, I think you’re reluctant to do this, but what your potential royalty structure would look like, either near term and long-term with Unilever.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
We’ve been fairly quiet with respect to all of that and our position hasn’t changed. Our Unilever partner has done a great job of creating a product that is going to surprise people, and again, I would, I would highly recommend anybody who’s listening to, to run down to their grocery store, maybe not this week, but in a couple of weeks and try a bag or two.
There are eight skews that we’ve rolled out. It’s a good product. I think it will surprise you. Union lever tested these waters with their Bertolli product, which I think, at least in my opinion, is best in class. I fully expect that people will look at our product and say the same thing.

Jeff Farmer — Jefferies & Company, Inc. — Analyst
Thank you.

Operator
Next question comes from the Larry Miller with RBC. Your line is open.

Nicole Miller — Piper Jaffray — Analyst
Hey, guys. You said, the happy hour is a quasi-permanent program, so where is it then that you’re planning on pulling back on discounting?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, again, on balance, I think we’ll do less discounting on a go forward basis, and that discounting, some of that relates to happy hour, and we’re going to tweak the happy hour program marginally, but the program itself, we also have a loyalty card, our Warrior Card that we’re going to tweak a little bit, as well as some of our — for example, in the fourth quarter of last year, we gave away some Be Our Guest coupons for people who bought gift cards.
It’s a good news, bad news thing, but that’s something we had not done in the past that impacted our first quarter a little bit; and we’re not going to see that continue through the balance of year. We don’t have any of those type of programs going on right now. So on balance, if you look at the back three quarters of the year versus the first quarter, there will be less discount activity.

Nicole Miller — Piper Jaffray — Analyst
Okay. That’s helpful.
And then how concerned are you, how much thought have you given to the notion that, as you pull back marginally on some of these programs and take a little price, you might see some traffic loss? What’s the ebb and flow there?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, that’s clearly the risk. We built up a fairly — at least in our minds, we’ve been running positive trends for about seven months now at the bistro when it comes to traffic. Some of that has been influenced by some of the discounting activity we’re doing, but I think as you, as we look at the landscape, we have been arguably a very conservative when it comes to price.
Some people say that we’ve been silly, because we haven’t taken price over the last couple of years and we’ve hurt ourself, vis-a-vis all our competition. That’s fine. I think that as we push forward, a little bit of price right now and just a hair less discounting will allow us to stabilize our average check and maybe move that average check up a little bit in an environment that we think will be getting better as we push through the back half of the year.
Certainly, into 2011 that’s our hope. So again, it is an interesting dance that we all go through, and there may be a miss step here and there, but I think, by and large, we’ll be okay.

Nicole Miller — Piper Jaffray — Analyst
Okay. Great.
And then, Bert, when you said the third quarter would be the weakest, I think you were talking dollar terms not percentage terms; is that right?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
In terms of earnings, yes.

Nicole Miller — Piper Jaffray — Analyst
Okay. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes.

Nicole Miller — Piper Jaffray — Analyst
Thank you, guys.

Operator
Next question comes from Amol Desai with Johnson Rice. Your line is open.

Amol Desai — Johnson Rice & Company — Analyst
Hey guys, how are you?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Terrific, Amol.

Amol Desai — Johnson Rice & Company — Analyst
Given, given your Pei Wei same store sales number, I would have expected a bit more leverage at least on the labor line. Any thoughts around that?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Well, the labor line both the Bistro and Pei Wei had some pressure on state unemployment insurance taxes, so I think the Bistro’s 40, 50 basis points and the Pei Wei had 20, 30 basis points of pressure related just to that, so both of them were struggling up hill as it related to some of those pressures.
In addition, both of Bistro and Pei Wei had some minimum wage pressure. Minimum wage in July of last year went up from $6.55 to $7.25. They also have a trickle up effect, so both concepts are seeing increases in wage rates so that’s predominantly probably what you’re seeing there.

Amol Desai — Johnson Rice & Company — Analyst
Okay.
And did you, did you re- — did you buy back any stock during the quarter?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
We bought back only a tad. We spent $2 million here in the quarter, we re-purchased 49,000 shares, average re-purchase price of just over $43 a share. So with the exception to date, I think we’re at a little over $5 million and we’ve used about $148 million or so.

Amol Desai — Johnson Rice & Company — Analyst
Okay. Thank you.

Operator
Next question comes from Keith Siegner with Credit Suisse. Your line is open.

Keith Siegner — Credit Suisse — Analyst
Thanks just a couple quick follow-ups. One last thing for happy hour.
When you think about the traffic pick ups that you’ve had from this program, can you tell how much of the traffic is incremental and how much is pull forward from dinner?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No way of knowing that, Keith.

Keith Siegner — Credit Suisse — Analyst
That’s what I figured, but just thought I would give it a shot.
nother one on guidance then, just to wrap all the different comments together. Is it safe to say — it sounds like there’s not really much change in the outlook from before. You spent a little more on happy hour in first quarter, and adding pricing is going to make up for this over the next couple quarters. Is that a safe or fair way to put it?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, I think that, you enter every year, at least we do, we enter every year with a base plan — is that what we think is going to happen during the course of the year, and then not surprisingly as you move through the year, something’s work better and some things go worse for you. Then you make adjustments. We always have a handful of tactical things that we pull off-the-shelf depending on what happens; and as we look at this year, I will tell you that we haven’t made any significant adjustments that we weren’t planning on making.
We may accelerate a couple of things, because of the decisional investment spend that we had in the first quarter, but your point is correct. By and large, the year as we thought about it, is still intact. And we still feel pretty good about our positioning right now.

Keith Siegner — Credit Suisse — Analyst
Okay. Thank you very much. Then one last question.
When, on marketing, what’s marketing most excited about for this year? What upcoming programs are, that you’re willing to tell us about is the market group most excited about?

Rick Federico — P.F. Chang’s China Bistro, Inc. — Chairman, Co-CEO
This is Rick.
One of the, the positions at least at Pei Wei right now is pretty well flushed out at least for the next six to say 12 months, and most the marketing spend will be around the introduction of the next round of LPOs. We’ve got a very robust pipeline of what we think are great products and if, as we track it internally, we’ve been able to take the last three exercises and introducing LPOs and really hone in the marketing method, and have made some real positive impacts.
If you go to the first one was which was our Thai Mango, I think that through the course of its life, got to about number eight on our sales mix; and the last one, the Vietnamese Carmel Chicken got all the way, is currently running number two in term of popularity in the mix. Both outstanding products, but I think it’s a reflection of how we’ve been able to communicate with the guests and present it with the addition of things like the electronic menu boards and enhanced social media, and a bunch of other tactics.
On the Bistro side, Bert eluded to a handful of things that we are going to be putting into test, and we in effect have broken down the business into four or five components, and we are creating both internally, as well as with some external influences, a variety of tactics that we’ll put in test and the intent is to pair that with very specific marketing messages. As we roll these various initiatives we’ll be doing it in conjunction with marketing. We’ll be, what I would say as, aggressive to test but patient to evaluate. And I would expect to see the winners of these various initiatives to start to surface in the very back half of the year and into 2011.

Keith Siegner — Credit Suisse — Analyst
Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Keith, just one more thing with respect to marketing weight, particularly with respect to Pei Wei. The weight of their spend is really barbells on the year. It’s in the first quarter and fourth quarter. They’re lighter in the second and third quarter.

Keith Siegner — Credit Suisse — Analyst
Great. Thank you.

Operator
Next question comes from Greg Rudy with Stevens. Your line is is open.

Greg Rudy — Stephens Inc. — Analyst
Thanks.
In the press release, I think there was a negative weather mention at the Bistro. Any thinking on the Pei Wei side; I’m thinking, specifically, about snow in Dallas.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Absolutely. Greg, we mentioned it in the release, only because we did get impacted more this year than in years past. And that’s, weather happens every year so we even hate to talk about it, but yes, there was certainly an impact to the Bistro. It hurt our comps, probably a hundred bits or so.
It certainly hurt our profitability $0.04 or $0.05, when it was all said and done. Pei Wei was impacted primarily in Texas. Texas had a tough weather winter. And we got beat up fatherly harshly on the weekends, so they felt a little bit of pain there.

Greg Rudy — Stephens Inc. — Analyst
Great.
If you continue to see continued top line improvement at least the run rate, any planned head count addition in terms of fixed labor at the store labor and then at support services as well?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No, sir. Right now our, our labor additions generally speaking are around new unit openings.

Greg Rudy — Stephens Inc. — Analyst
Great. Thank you.

Operator
Next question comes from John Glass with Morgan Stanley. Your line is open.

John Glass — Morgan Stanley — Analyst
Thanks very much.
And sorry I joined a little late, but did you attempt to quantify or relate the traffic improvement to the promotional activities? How much are you getting from the combination of happy hour and the other things you’re doing?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
John, we didn’t try to slice the apple that fine in our comments and so we’re not doing that.

John Glass — Morgan Stanley — Analyst
Do and you don’t want to talk about it or is it not something you can measure.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
It’s very difficult to know when somebody comes in, for example with respect to our happy hour offering, it’s very difficult — they don’t generally announce themselves, “I’m new I’ve never been here before. What do you got?”
They generally don’t do that. So it’s tough to say.
Now, clearly, to the extent that, if somebody is a Warrior Card holder, we can track their activity around as they bounce around different time frames, but generally speaking, we don’t know with a high degree of accuracy where folks are coming from and what their frequency of visit was before.

John Glass — Morgan Stanley — Analyst
But you, as you rolled it out, you probably seen the before and after results in individual markets or not?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Oh, sure.

John Glass — Morgan Stanley — Analyst
And what’s the delta between the before and after on the happy hour?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
John, we, you’ve seen the results for the system and that’s as far as we’re going to go.

John Glass — Morgan Stanley — Analyst
Okay.
And then, I think international — I know you don’t want to talk about what the grocery business might bring you in the back half, and maybe that’s part of the agreement with Unilever about not discussing your agreements — but, I think you have some international licensing and some deferred revenue that comes in the back half. Can you talk about how much that is?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Sure.
Yes, we got the territory fees and the cash and sitting on the balance sheet. We wait until the majority of our obligation related to getting them up and running is accomplished before we recognize that. That typically is after the second store could run to the third. We will more than likely be recognizing those territories fees in Q2.

John Glass — Morgan Stanley — Analyst
Yes. How —

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
And that will probably give us a couple $0.01 of EPS (inaudible).

John Glass — Morgan Stanley — Analyst
So it’s probably a couple $100,000 is the right way to think about it in the revenue side?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
It’s a little bit higher than that. It’s a couple $0.01 worth; it’s $600,00, $700,000.

John Glass — Morgan Stanley — Analyst
And that’s just one time in the second quarter, that doesn’t occur in the back half?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Territory fees are one time in nature. We’ve also, we’ve got three different types of revenue streams; we’ve got territory fees, we’ve ot store opens, we get reimbursement for some of the expenses we have there, and then we get ongoing royalty fees.

John Glass — Morgan Stanley — Analyst
Okay. Thank you.

Operator
Next question comes from Howard Penny with Hedgeye Risk Management. Your line is open.

Howard Penney — Hedgeye Risk Management — Analyst
I apologize ahead of time; this question might be a little bit repetitive, but is the decision to take price more about the macro environment or is it about repairing the margin structure due to the $1.60 that’s still left on the table this year?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No, Howard, as you know, you followed us for a long time. We don’t pull the price trigger very often. And the fact of the matter is, is we’ve seen significant increases over the last few years in some of our fixed costs. And that’s a long way of saying our labor costs have gone up.
Our operations teams have done a great job over the last few years of becoming more efficient in the restaurant, which is helped offset those labor costs. Those are just simply the increase costs of supporting all of our employees. There comes a point in time when you can’t offset that any more. And we’ve now reached a point where we have wanted to take price at the Bistro for a little while now. We at any time really want to do that in a negative traffic period, and clearly, last year we just at any time think it was the right thing to do.
As we’re moving in this year we’ve seen good momentum from a traffic standpoint we do think the environment is getting better, it’s just more and appropriate time to do that, but we have, we’re making up for a little bit of time here when it comes to managing our labor costs. So that’s the impetuous of what we’re doing; we planned on, we had hoped on doing this this year and again, as things have turned out for us, both internally and on a macro basis, we think it’s the right time to do it.

Operator
Your next question comes from Greg Schroeder with Wisco Research. Your line is open.

Greg Schroeder — Wisco Research — Analyst
Hi. Thank you. Two quick questions.
The first one, on the 2% comp pick up, so far in April, is it safe to assume that that’s traffic or have you started with some check average initiatives in April and it’s a combination?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No, it’s primarily traffic. It’s primarily traffic.

Greg Schroeder — Wisco Research — Analyst
Okay. Thanks. And then just looking at your balance sheet and cash floor, are we still looking at about $40 million in Capex in 2010?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
That’s correct. Our development plans really have not changed. We’ve refined them a little bit. I think you’re going to see four domestic Bistros and three Pei Wei’s this year, and roughly four international Bistros.

Greg Schroeder — Wisco Research — Analyst
And, just looking at your free cash position then, you’ve got about a $15 million dividend out lay this year, and pretty substantial free cash flow, could you talk a little bit about, your plans on, capital allocation this year?
Are we looking at just being opportunistic on buy backs or your position on acquisitions or possibly just build some cash this year?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Greg, our thoughts really haven’t changed with respect to how we’re going to allocate our capital this year. As you mentioned, roughly about $40 million or so will go toward new unit development and maintenance CapEx.
We have, somewhere in the, let’s just call it $20 million range in terms of what we expect to pay on our dividend. Again, we’re paying 45% of our net income each quarter. And, by the way, it’s about $0.17 per share this quarter. And in addition to that, we do expect to re-purchase shares throughout the year. I think we’ve ear-marked roughly about $40 million of share re-purchase, along with about $42 million or so where we repay our credit facility here in May.

Greg Schroeder — Wisco Research — Analyst
Okay. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from Matt did I Frisco with Oppenheimer. Your line is open.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Thanks. Just a follow-up question on the comp question there.
On the 2% pick up that you saw in traffic driven, can you tell us where that skews to? Which day part you’ve seen improve in the month of April? Or timing of week maybe?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Sure. But I’ll talk about the first quarter. And I don’t think we’ve seen any dramatic change in April.
At the Bistro, we were it willy positive comp at the lunch day part. Which, and again, obviously that means we were negative in the dinner day part. We saw both day parts pick up, but lunch across our system for the week was positive in the first quarter. We like that. We think again, that tends to support the thesis that we’re beginning to see a little bit more business activity.
Just anecdotally, our partners are telling us that, we’re beginning to see, more folks from the nearby offices stop in. We’re seeing some people that are traveling in, and again, you see Monday, Tuesday, things in the restaraunt that are business related at the lunch day part that was missing from last year. So that’s where we’re seeing the activity right now. I could, I think if you wanted to extrapolate that into April, you wouldn’t be too far off.

Matt DiFrisco — Oppenheimer & Co. — Analyst
That’s what I was trying to is see in April. It seemed you improved 200 basis points in April in your term. I was just curious — that continued and that 200 basis points is primarily reflective of lunch getting better?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No, both day parts. Both day parts have improved, but I just simply commented on the fact that lunch has now gone positive.

Matt DiFrisco — Oppenheimer & Co. — Analyst
And then no comment with respect to weekends or weekdays?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
No.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay.
And then just as I understand it, Mark, the Unilever deal, we should expect little contribution on the royalty and I was — I thought when we talked about it, in a couple teams in the past that it looks as though it kicks in a little bit more as far as flow through as we get out in the back half of 2011 and 2012, as there’s some up front investment brought into the stores and getting up to volume and scale for Unilever that there wouldn’t be so much of an initial contribution or flow through to you guys in the first couple of years?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
You answered the question well for us. That’s exactly right. This year we don’t expect much contribution in our royalty percentage increases over the next couple of years, and so, we’ll be recognizing more of those royalties in the out lying years. So I don’t think we’re going to see a whole lot here in Q2.
We’re still trying to work out the reporting to figure out, how and when we record those things. But we don’t expect much in Q2. It will be Q3 and Q4 before you see anything on the (inaudible) right now.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Okay. And then G&A just a bookkeeping question.
That decline you saw on the first quarter on a year over year basis, how should we view that for the rest of three quarters? Does that start to pick up as results and compensation might start coming back up or how do we view that?

Mark Mumford — P.F. Chang’s China Bistro, Inc. — CFO
Consolidated G&A may come up a little, probably not a whole lot. We were 800,000 payable in Q1 in 2009. In fact, if you look back at all 2009, the G&A for Q1 2010 is lower than any of those quarters. We had lower head count at the home office. The bonus expenses at the Bistro as well as our home office is down compared to Q1 of last year.

We actually had a couple items going the other way. Equity comp was up about $700,000 for us, Q1 versus Q1 of last year; that’s primarily due to the performance units of the two-CEOs. And we continued to see plan assets related to the deferred comp plan. The [Rabbi] Trust increase, recognized incremental $300,000 on the G&A line there. The offsetting entry on that is other income. So net, net had zero impact to us on the bottom line.
So for the year, we’re forecasting G&A probably to be down roughly $2 million to $3 million, compared to where we were last year. So not only will we see some leverage, we should see some actual 1$ decreases on the G&A line.

Matt DiFrisco — Oppenheimer & Co. — Analyst
Thank you. Thank you very much for the detail

Operator
Next question come from Mitch Speiser with Buckingham Research. Your line is open.

Mitch Speiser — Buckingham Research — Analyst
Great, thanks very much. And just turning the conversation back to traffic.
In the first quarter, at the Bistro with traffic positive, would you say the incremental driver to get the positive traffic was happy hour? Or because lunch is such a bigger piece of the business, that was a bigger part of the equation to get the positive traffic?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Mitch, I think it’s, again, it’s very difficult to, to tell exactly what happens from day-to-day in a restaurant. I will tell you that there’s no questions that we saw great traction that we saw with the happy it’s been well received by our guest. That’s going to continue as we move forward.
I’m also hopeful that as those people were introduced whether it’s happy hour or anything else that they’d great experiences in our restaurant and they just continue to come back, so I would simply say to you that we have seen continuing improvement in our traffic trends at the Bistro. I would like to see some of that, we have a hand in some of that. I think there’s also been improvement in the macro environment; and we’ll benefit from that.

Mitch Speiser — Buckingham Research — Analyst
Okay. Got it.
And I’m not sure if you’ll answer this one but you’ve talked about it in quarter’s past just that large party group.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes.

Mitch Speiser — Buckingham Research — Analyst
Any thoughts or any, any details on how that, that group did in the quarter?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
What we’ve talked about in the past is the — when we start classifying our tickets or sorting our tickets into the various price buckets, and we talked about the $85 and up bucket, interestingly enough, the performance in that bucket really hasn’t changed much year over year. We, we have been expecting that we’ll see some of that higher ticket traffic come back yet. It hasn’t yet.
We’ve seen more activity at lower ticket averages or lower tickets, rather than at the higher end, so it’s something we continue to watch and monitor, but we have not seen any significant improvement, at least not what would be driving our results just yet.

Mitch Speiser — Buckingham Research — Analyst
Got it and my last question just to make sure I’m doing the math right. To get to $2 for the year, that does imply about 25% earnings growth year-over-year average. That’s averaged out from the second quarter to the fourth quarter, is that, is that pretty much how the way you look at it?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I think that math works, yes.

Mitch Speiser — Buckingham Research — Analyst
Okay. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
(Operator Instructions). One moment for the next question. John Ivankoe with JPMorgan. Your line is open.

John Ivankoe — JPMorgan — Analyst
Hi. Thanks.
What were the big changes on a market bases between the fourth quarter and first quarter, or even April. Obviously, it was a very big change on what you’re year-over-year comp was. Where are you seeing the most improvement?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, the big hitters for us, in terms of markets, or really in terms of states, Arizona, Nevada, Texas, Florida, California, and let’s throw New Jersey in there. So those are the big states, and we’ve seen improvement in all of them. How’s that? Hello John?

John Ivankoe — JPMorgan — Analyst
Sorry about that. I put you on mute for a second. On regarding healthcare, are there any near term, and I say near term 2010, 2011, impacts to you with the current law, and, some of the QSR companies are trying to, trying to tell us what it may dot them or their franchisees in the out years; and have you been able to do any thoughts in terms of what you may think that would be in terms of a long-term cost?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Yes, it will be a long-term cost, and that’s about as far as we’ll go with it.

John Ivankoe — JPMorgan — Analyst
But there’s not, there’s nothing in the short-term, for example?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Nothing other than the ringing of our hands, no.

John Ivankoe — JPMorgan — Analyst
Okay. All right. Thank you.

Operator
Next question comes from David Tarantino with Robert W. Baird. Your line is open.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Hi, just a quick follow-up, Bert, on the Bistro comp trends.
I was wondering if you’ve could, could give us color on the impact of the Easter timing with respect to March and April trends?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Well, the, the actual holiday itself, the Easter holiday itself is not positive for us, so what’s more impact full is the various spring breaks around the Easter holiday and how they shift either from March to April or April to March, in any given year. So we’ve discovered over time that — we’ve tried to be smart about it in the past and we’ve just proven to our — proven to ourselves that we’re not great at forecasting what’s going to happen in each various market with respect to spring breaks and Easter, so we’ve begun to take a broader view and simply look at the March/April time frame “in toto” and I’ll tell you that this year was better than last.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Right. But, I guess, what I’m trying to understand is, March didn’t get a whole lot better than February, even though February seemed to have the bad weather, and now you’re saying April’s better than both of those, and I’m just trying to figure out, if maybe April might have benefited from not having Easter in it, and March saw the off side of that.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Don’t try to be too smart about it.

David Tarantino — Robert W. Baird & Company, Inc. — Analyst
Okay. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You bet.

Operator
Next question comes from joe Joe Buckley with BofA Merrill Lynch. Your line is open.

Joe Buckley — BofA Merrill Lynch — Analyst
Thank you.
Just a couple more questions on the happy hour. How —

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
You we’ve answered all we can on happy hour, Joe.

Joe Buckley — BofA Merrill Lynch — Analyst
I know you think you have and maybe you have. But, how do you communicated to your customer base as you rolled it out? Was there advertising and marketing around it? And when you talk about getting a little less aggressive on discounts, is the happy hour offer going to be less aggressive? Going forward as well?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
I’m sorry what was the last part of that?

Joe Buckley — BofA Merrill Lynch — Analyst
Does the happy hour offer get less aggressive as part of an overall less aggressive discounting?

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Joe, if you are a happy hour patron of ours, you’re more than likely not going to notice any change.
I’m sorry. I’m sorry I blanked on the first part of your question.

Joe Buckley — BofA Merrill Lynch — Analyst
It’s how you communicated the happy hour to your customer base.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Primarily in terms of external communication, most of it was done over the social networks, Okay. And to our loyalty card holders. Internally, if you, if you stumbled into your restaurant, you would have seen some stanchion signs and obviously things within the restaurants that told you about the happy hour.
We didn’t spend a lot of money in terms of any type of advertising PR, not any significant money behind it. Again, other than some internal communication to our loyalty card holders as well as some of the social media sites.

Joe Buckley — BofA Merrill Lynch — Analyst
Okay. Thank you.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Good.

Operator
And now I show no further questions. Now, I’d like to go ahead and turn the conference back over to Bert Vivian for any closing comments.

Bert Vivian — P.F. Chang’s China Bistro, Inc. — Co-CEO
Oh, thank you, Julie. Thank you all for joining us today. I believe our next earnings call is on July 28th, and we look forward to giving everybody an update of where we are. Thanks so much.

Operator
Thank you so much for participating in today’s conference call. You may disconnect your lines at this time. Thank you and have a great day.